Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Bancorp

We consent to the use of our report, dated March 6, 2007, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/  Elliott Davis, PLLC

Greenville, South Carolina
October 12, 2007